Goldspan Resources, Inc.
6260 South Rainbow
Suite 110
Las Vegas, NV 89118
818.340.4600
Fax 818.340.4545
lmc-cfo@socal.rr.com

February 12, 2010

TO: Mr. George Oswald
Wingspan Foundation, a private Panama corporation

RE: FULL CORPROATE OFFER – Dated February 12, 2010

The undersigned, having been authorized by the Board of Directors of Goldspan Resources, Inc., a Nevada Public Company, hereby agrees to terms and conditions of that FULL CORPROATE OFFER from Wingspan Foundation dated February 12, 2010.

The offer, among other things, provides that Goldspan shall fund up to $8,400,000 USD on an on-going basis in exchange for a thirty-five (35%) ownership position in the new entity that will be established for the ownership of the KOUSASSI-DATEKRO MANGANESE MINE.

Further, there shall be a 45 day due diligence period commencing from the date that our Vice President arrives at the property for inspection and testing.

We look forward to commencing our due diligence as of March 1, 2010 with the visit of Mr. David Hedderly-Smith, to commence the due diligence on this opportunity.

We look forward to a mutually rewarding relationship.

Very truly yours,
Goldspan Resources, Inc.

By: /s/ Leon Caldwell
Leon Caldwell, President